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                             GOLDMAN, SACHS & CO.
                                85 BROAD STREET
                           NEW YORK, NEW YORK 10004

                               OFFER TO ACQUIRE
                    EACH OUTSTANDING SHARE OF COMMON STOCK
(INCLUDING THE ASSOCIATED SERIES A JUNIOR PARTICIPATING PREFERRED STOCK PURCHASE RIGHTS)

                                      OF

                                 BAREFOOT INC.

                                      BY

                       SERVICEMASTER LIMITED PARTNERSHIP

                      FOR, AT THE ELECTION OF THE HOLDER,

             (I) $16.00 IN CASH, OR (II) A FRACTION OF A SHARE OF

                       SERVICEMASTER LIMITED PARTNERSHIP


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
           CITY TIME, ON FRIDAY, FEBRUARY 21, 1997, UNLESS EXTENDED.


                                                               January 17, 1997

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

  We have been appointed by ServiceMaster Limited Partnership, a Delaware limited partnership ("ServiceMaster"), to act as Dealer Managers in connection with ServiceMaster's offer to acquire each outstanding share of common stock, par value $.01 per share ("Barefoot Share"), of Barefoot Inc., a Delaware corporation ("Barefoot"), together with the associated Series A Junior Participating Preferred Stock Purchase Rights, not already owned by ServiceMaster, for, at the election of the holder, either: (i) $16.00 in cash, without any interest thereon (the "Cash Consideration"); or (ii) a fraction (the "Conversion Fraction") of a share ("ServiceMaster Share") of limited partnership interest in ServiceMaster, determined by dividing $16.00 by the greater of (x) $23.00 or (y) the average (without rounding) of the closing price (the "Average ServiceMaster Share Price") of ServiceMaster Shares on the New York Stock Exchange ("NYSE") as reported on the NYSE Composite Tape for the 15 consecutive NYSE trading days ending on the fifth NYSE trading day immediately preceding the Expiration Date (as defined in the Offering Circular/Prospectus dated January 17, 1997, the "Offering Circular/Prospectus" ) and rounding the result to the nearest one one-hundred thousandth of a share (the "Share Consideration"). Pursuant to the Offer (as defined below), Barefoot stockholders may elect to receive all cash or all ServiceMaster Shares or any combination thereof. The Offer is made upon the terms and subject to the conditions set forth in the Offering Circular/Prospectus and the related Letter of Transmittal/Form of Election (the "Letter of Transmittal", together with the Offering Circular/Prospectus, the "Offer") enclosed herewith. The Offer is being made pursuant to an Acquisition Agreement and a related Plan and Agreement of Merger, each dated as of December 5, 1996, by and among ServiceMaster, ServiceMaster Acquisition Corporation (a Delaware corporation and a wholly owned subsidiary of ServiceMaster) and Barefoot.
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  For your information and for forwarding to your clients for whom you hold
Barefoot Shares registered in your name or in the name of your nominee, or who hold Barefoot Shares registered in their own names, we are enclosing the following documents:

    1. The Offering Circular/Prospectus;

    2. The Letter of Transmittal/Form of Election to tender Barefoot Shares for your use and for the information of your clients;

    3. A Notice of Guaranteed Delivery to be used to accept the Offer if certificates for Barefoot Shares are not immediately available or time will not permit certificates for Barefoot Shares and all other documents to reach the Exchange Agent prior to the Expiration Date (as defined in the Offering Circular/Prospectus) or if the procedures for book-entry transfer cannot be completed on a timely basis;

    4. A form of letter which may be sent to your clients for whose accounts you hold Barefoot Shares in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

    5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    6. A return envelope addressed to Harris Trust Company of New York, the Exchange Agent.

  THE OFFER IS CONDITIONED ON A MINIMUM NUMBER (THE "MINIMUM NUMBER") OF THE OUTSTANDING BAREFOOT SHARES BEING TENDERED FOR EITHER CASH OR SERVICEMASTER SHARES PURSUANT TO THE OFFER SUCH THAT, WHEN ADDED TO ALL BAREFOOT SHARES OWNED BY SERVICEMASTER PRIOR TO CONSUMMATION OF THE OFFER, SERVICEMASTER WILL OWN AT LEAST 75.0% OF THE BAREFOOT SHARES WHICH SHALL BE OUTSTANDING AS OF THE CONSUMMATION OF THE OFFER. SERVICEMASTER, AS OF THE DATE HEREOF, BENEFICIALLY OWNS 289,000 BAREFOOT SHARES OR APPROXIMATELY 2.0% OF THE OUTSTANDING BAREFOOT SHARES. THE OFFER IS ALSO SUBJECT TO OTHER TERMS AND CONDITIONS CONTAINED IN THE OFFERING CIRCULAR/PROSPECTUS.

  Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extensions or amendment), ServiceMaster will be deemed to have accepted for payment or exchange (and thereby purchased or exchanged), and will pay for or exchange for ServiceMaster Shares, all Barefoot Shares validly tendered prior to the Expiration Date and not properly withdrawn if, as and when ServiceMaster gives oral or written notice to the Exchange Agent of ServiceMaster's acceptance of such Barefoot Shares for payment or exchange pursuant to the Offer. In all cases, payment for, or exchange of, Barefoot Shares purchased or exchanged pursuant to the Offer will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed Letter of Transmittal/Form of Election (or, in the case of a book-entry transfer, an Agent's Message) and certificates evidencing such Barefoot Shares (or a properly completed Notice of Guaranteed Delivery) or a timely confirmation of a book-entry transfer of such Barefoot Shares into the Exchange Agent's account at The Depository Trust Company or the Philadelphia Depository Trust Company, pursuant to the procedures described in the section of the Offering Circular/Prospectus entitled "THE OFFER--Procedures for Tendering Shares" and accompanied by any other documents required by the Letter of Transmittal/Form of Election.

  In order to properly tender Barefoot Shares in the Offer, a duly executed and properly completed Letter of Transmittal/Form of Election, with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, and certificates representing the tendered Barefoot Shares should be delivered, all in accordance with the instructions set forth in the Letter of Transmittal/Form of Election and the Offering Circular/Prospectus.

  If holders of Barefoot Shares wish to tender their Barefoot Shares, but it is impracticable for them to tender their certificates on or prior to the Expiration Date or to comply with the book-entry transfer

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procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified in the section of the Offering Circular/Prospectus entitled "THE OFFER--Procedures for Tendering Shares".

  ServiceMaster will not pay any fee or commission to any broker or dealer or any other person (other than the Dealer Managers, as described in the Offering Circular/Prospectus) in connection with the solicitation of tenders of Barefoot Shares pursuant to the Offer. ServiceMaster will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Offering Circular/Prospectus and the related documents to the beneficial owners of Barefoot Shares held by them as nominee or in a fiduciary capacity. ServiceMaster will pay or cause to be paid all stock transfer taxes applicable to the purchase of Barefoot Shares pursuant to the Offer, except as set forth in General Instruction H-4 of the Letter of Transmittal/Form of Election.

  WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 21, 1997, UNLESS EXTENDED.

  Any inquiries you have with respect to the Offer should be addressed to the Dealer Managers or the Information Agent, at their addresses and telephone numbers set forth on the back cover of the Offering Circular/Prospectus. Additional copies of the enclosed material may be obtained from the Information Agent or the Exchange Agent or from brokers, dealers, commercial banks or trust companies.

                                          Very truly yours,

                                          GOLDMAN, SACHS & CO.

  NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF SERVICEMASTER, ANY AFFILIATE OF SERVICEMASTER, THE DEALER MANAGERS, THE EXCHANGE AGENT OR THE INFORMATION AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL/FORM OF ELECTION.

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